UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 12, 2014, Demand Media, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 84,630,271 shares were represented in person or by proxy, constituting approximately 93% of the Company's outstanding shares as of April 21, 2014, the record date for the Annual Meeting. At the Annual Meeting, the following six proposals were submitted to the stockholders and the Company’s inspector of elections certified the vote tabulations indicated below.  For more information about the proposals, please refer to the Company's proxy statement dated April 25, 2014.

Proposal 1 – Election of Directors.

The individuals listed below were each re-elected to serve on the Company’s board of directors (the “Board”) for a three-year term expiring at the Company's 2017 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified.

Nominees for Director	For	Withheld	Broker Non-Votes
John A. Hawkins	71,091,217	1,631,619	11,907,435
Joshua G. James	59,929,887	12,792,949	11,907,435
Victor E. Parker	71,091,257	1,631,579	11,907,435

Proposal 2 – Ratification of the Independent Registered Public Accounting Firm.

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
84,339,809	130,103	160,359	0

Proposal 3 – “Say-on-Pay” Vote.

Proposal 3 was a management proposal to adopt a non-binding resolution, on an advisory basis, to approve the Company’s executive compensation for fiscal 2013, as described in the proxy materials.  This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
65,253,873	7,311,523	157,440	11,907,435

Proposal 4 – Authorization of Reverse Stock Split.

Proposal 4 was a management proposal to authorize the Board, in its discretion, to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11 or 1-for-12, with the ratio to be determined by the Board.  This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
72,701,624	19,526	1,686	11,907,435

Proposal 5 – Approval of Corresponding Amendment to Amended and Restated Certificate of Incorporation.

Proposal 5 was a management proposal to approve a corresponding amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment.  This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
72,702,310	18,986	1,540	11,907,435

Proposal 6 – One-time Stock Option Adjustment.

Proposal 6 was a management proposal to approve a one-time adjustment to certain outstanding stock options in connection with the anticipated separation of the Company’s domain name services business from its content and media business.  This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
57,235,808	15,480,619	6,409	11,907,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014	DEMAND MEDIA, INC.

	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

4